Exhibit 99.1

Contact:	Timothy R. Yost	2000 Pennsylvania Avenue, N.W.
	Chief Financial Officer	Suite 6000
	(202) 777-5455	Washington, D.C. 20006
	heroldl@executiveboard.com	www.executiveboard.com

THE CORPORATE EXECUTIVE BOARD REPORTS FOURTH QUARTER EARNINGS OF

$0.42 PER DILUTED SHARE ON 31% GROWTH IN REVENUES

CEB INCREASES QUARTERLY CASH DIVIDEND AND SHARE REPURCHASE
AUTHORIZATION

CEB VETERAN THOMAS L. MONAHAN TO BECOME CEO AT MID-YEAR 2005;
JAMES J. McGONIGLE REMAINS AS EXECUTIVE CHAIRMAN

WASHINGTON, D.C. (February 1, 2005) — The Corporate Executive Board Company (CEB) (NASDAQ/NM: EXBD) today announced financial results for the fourth quarter and year ended December 31, 2004. For the quarter, revenues were $77.1 million up 31.1% from $58.8 million for the fourth quarter of 2003. Net income increased 37.5% to $17.0 from $12.4 million. Earnings per diluted share for the fourth quarter increased 31.3% to $0.42 from $0.32 for the fourth quarter of 2003.

Revenues for 2004 increased 33.5% to $280.7 million from $210.2 million for 2003. Net income grew 50.3% to $53.7 million from $35.7 million for 2003. Earnings per diluted share for 2004 increased 44.1% to $1.34 from $0.93 for 2003.

In August 2004, the Company entered into a new lease agreement for office facilities in Rosslyn, Virginia beginning in 2008. Under the terms of the new lease, several of CEB’s prior leases have been assumed by the new lessor. With these lease transactions, the Company recorded a one time non-cash charge of $5.2 million in the three months ended September 30, 2004 related to the assumption of CEB’s existing leases by the new lessor. To present results on a comparable basis the Company is providing pro forma income and earnings per diluted share that exclude this non-cash charge.

In addition, in October 2003, CEB reduced its statutory state income tax rate to 0.0% from 9.975% to reflect the tax benefits associated with the Company’s Qualified High Technology Company (QHTC) status. CEB is also providing pro forma income and earnings per diluted share that adjusts the 2003 tax rate to reflect the QHTC certification as if the change had been made at the beginning of 2003.

With these two changes, pro forma net income for 2004 increased 30.2% to $57.1 million from an adjusted $43.9 million in 2003. Pro forma earnings per diluted share for 2004 increased 25.4% to $1.43 from an adjusted $1.14. A reconciliation of CEB’s reported and pro forma results is set forth in the notes to the Financial Highlights section below.

Jay McGonigle, Chairman and CEO of the Corporate Executive Board commented, “We are very pleased with our performance for the fourth quarter and for the full year 2004. We achieved our stated goals for both top and bottom line growth, and experienced strong performance across our membership programs. The cross-sell ratio, new client growth, and contract value growth from new programs were all in line with, or slightly better than our stated target ranges. The very strong performance of our newest programs across the past two years has shifted our program mix, resulting in an average price increase of 1.2% that is slightly below our 2004 target range. The client renewal rate for the full-year 2004 was 91%, attesting to the fundamental strength of the CEB membership value proposition. Across the year, CEB’s membership network grew to 2,368 companies, and in the fourth quarter of 2004, we added several impressive new client companies including: Commerce Bancorp, Cox Communications, Inc., Danaher Corp., Kohl’s Corporation, Moody’s Corporation, Swiss Life Group, and Walgreen Company. Our cross-selling efforts into the existing client base drove the cross-sell ratio – the average number of subscriptions per member institution – to 3.46 from 2.99 at the start of the year. Cross-sales, combined with price increases, helped to drive average contract value per institution to $124,580.

Mr. McGonigle continued, “We are also pleased today to announce our 5th and last new program launch for 2004: the Compliance and Ethics Leadership Council. This program will serve a constituency very much in the ascendant, and is an extension of our very strong franchise with General Counsels at many of the world’s leading corporations. This launch brings our total number of programs to thirty-one.”

DIVIDEND INCREASE AND SHARE REPURCHASE AUTHORIZATION

CEB is increasing its quarterly dividend to $0.10 from $0.075 per share. The dividend is payable on March 31, 2005, to stockholders of record at the close of business on March 10, 2005. The Company also announced that its Board of Directors authorized additional share repurchases for up to $100.0 million, which when combined with the remaining balance of the existing share repurchase authorization, provides CEB the opportunity to repurchase up to approximately $130.0 million of its shares. The increase in the dividend and the share repurchase authorization reflects the Company’s continued strong performance and its commitment to return capital to shareholders.

During the year ended December 31, 2004, the Company repurchased 509,094 shares of its common stock at a total cost of approximately $25.7 million. Repurchases will continue to be made in the open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company is funding its share repurchases with cash on hand and cash generated from operations.

THOMAS L. MONAHAN TO BECOME CEO ON JULY 1, 2005

CEB also announced today that Thomas L. Monahan will become CEO effective July 1, 2005. James J. McGonigle, currently Chairman and CEO, will remain as Executive Chairman. A nine year veteran of CEB, Mr. Monahan currently serves as General Manager of CEB’s largest operating division and is also a member of CEB’s Board of Directors.

Mr. McGonigle commented: “We’re all excited for Tom and the opportunities for CEB under his leadership. Tom has built several of the firm’s largest membership programs, led most of our major strategic initiatives, including our European expansion, and has been the architect of many of CEB’s most notable successes. He brings a unique combination of deep knowledge of the business, visionary leadership, and demonstrated commitment to our people. He has also recruited and developed several key senior executives for the firm and enjoys a very impressive following up and down CEB. Tom and the management team under him bring the right mix of proven CEB leadership track record combined with relevant experience from other high-growth, business-to-business companies to execute the next phase of our growth plan and vision.”

Mr. McGonigle added, “The firm is obviously very healthy with a strong track record of performance, a clear organic growth plan, and a bold mission to accelerate good ideas through the global economy and thereby increase the effectiveness of executives and their enterprises. For my part, I look forward to serving as Executive Chairman and to continuing a long partnership forged with Tom and the CEB team in pursuit of this mission.”

Mr. Monahan commented “I’m very excited by the chance to step into the CEO role. Across my nine years at CEB, including six now as a public company, we have taken the company from $65 million to almost $300 million in contract value and from 400 to over 1,400 employees. My appreciation for the power of our business model, our very talented people, and our growth opportunity has only grown over time. I look forward to continuing this performance and leading CEB to the next level of scale and success. With a strong record of performance and a $3 billion organic growth opportunity ahead of us, we have a unique opportunity to create tremendous outcomes for our members, our shareholders and our people.”

Outlook for 2005

The following statements summarize the Company’s guidance for 2005.

The Company is comfortable with a target for annual growth in revenues of a minimum of 25%, or $351.0 million, and the following quarterly revenue distribution (in millions):

	Q1	Q2	Q3	Q4	Total
Calendar 2005	$81.0	$85.0	$90.0	$95.0	$351.0

The Company remains comfortable with continued modest expansion within the annual operating margin target range of 25 – 30%. As in the past, the operating margin may fluctuate on a quarterly basis.

For 2005, the Company expects interest income of approximately $12.75 — $13.25 million, an effective income tax rate of approximately 33.5%, and diluted weighted shares outstanding of approximately 41.0 – 42.0 million.

The Company’s guidance on earnings per diluted share for 2005 is $1.75 with a quarterly distribution as follows. These earning per share estimates do not consider any share based compensation expense that may occur in 2005.

	Q1	Q2	Q3	Q4	Total
Calendar 2005	$0.39	$0.38	$0.46	$0.52	$1.75

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by the important factors, among others, set forth below and in CEB’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, difficulties we may experience in anticipating market trends, our need to attract and retain a significant number of highly skilled employees, fluctuations in operating results, our potential inability to protect our intellectual property rights, our potential exposure to loss of revenue resulting from our unconditional service guarantee, various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets, whether the Washington, D.C. Office of Tax and Revenue withdraws our QHTC status and possible volatility of our stock price. These and other factors are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of CEB’s filings with the Securities and Exchange Commission, including, but not limited to, its 2003 annual report on Form 10-K. The forward-looking statements in this press release are made as of February 1, 2005, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

The Corporate Executive Board Company is a leading provider of best practices research and analysis focusing on corporate strategy, operations and general management issues. CEB provides its integrated set of services currently to more than 2,100 of the world’s largest and most prestigious corporations, including over 80% of the Fortune 500. These services are provided primarily on an annual subscription basis and include best practices research studies, executive education seminars, customized research briefs and Web-based access to a library of over 275,000 corporate best practices.

THE CORPORATE EXECUTIVE BOARD COMPANY

Financial Highlights and Other Operating Statistics
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
Financial Highlights:	2004	2003	2004	2003
Revenues	$77,123	$58,831	$280,724	$210,211
Net income	$16,989	$12,352	$53,656	$35,688
Basic earnings per share	$0.44	$0.33	$1.40	$0.96
Diluted earnings per share	$0.42	$0.32	$1.34	$0.93
Weighted average shares outstanding:
Basic	38,967	37,280	38,344	37,296
Diluted	40,582	38,993	39,925	38,577

Pro forma income from operations (1)	$22,653	$16,147	$75,659	$56,426
Pro forma net income (1)	$16,989	$12,352	$57,134	$43,880
Pro forma diluted earnings per share (1)	$0.42	$0.32	$1.43	$1.14

(1) Reconciliation of GAAP to pro forma income from operations, net income and pro forma diluted earnings per share:

Income from operations, as reported	$22,653	$16,147	$70,449	$56,426
Non-cash lease restructuring costs	—	—	5,210	—

Pro forma income from operations	$22,653	$16,147	$75,659	$56,426

Net income, as reported	$16,989	$12,352	$53,656	$35,688
Non-cash lease restructuring costs, net of tax	—	—	3,478	—
Non-cash charge to value deferred tax assets, net, at new statutory Washington, D.C. rate of 0.0%, net of tax credits	—	—	—	8,192

Pro forma net income	$16,989	$12,352	$57,134	$43,880

Diluted earnings per share, as reported	$0.42	$0.32	$1.34	$0.93
Non-cash lease restructuring costs, net of tax	—	—	0.09	—
Non-cash charge to value deferred tax assets, net, at new statutory Washington, DC rate of 0.0%, net of tax credits	—	—	—	0.21

Pro forma diluted earnings per share	$0.42	$0.32	$1.43	$1.14

The Company believes its calculation of pro forma income from operations, net income and diluted earnings per share provides additional information about CEB’s ongoing operating performance and provides additional information to compare to prior periods. Pro forma financial results should not be considered as measures of financial performance under accounting principles generally accepted in the United States, and the items excluded from them are significant components in understanding and assessing financial performance. Because pro forma financial results are not measurements determined in accordance with accounting principles generally accepted in the United States and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies. The change in tax status for a new statutory Washington, D.C. income tax rate and other tax benefits available to the Company as a QHTC are discussed more fully in CEB’s filings with the Securities and Exchange Commission, including its 2003 annual report on Form 10-K.

	Year Ended December 31,
Other Operating Statistics:	2004	2003
Contract value (in thousands)	$294,949	$227,913
Average subscription price	$35,962	$35,534
Membership programs	31	26
Member institutions	2,368	2,143
Total membership subscriptions	8,202	6,414
Average subscriptions per member institution	3.46	2.99
Client renewal rate	91%	90%

THE CORPORATE EXECUTIVE BOARD COMPANY
Operating Statistic and Financial Highlights
(in thousands, except per share data)

	Selected	Three Months Ended		Selected	Year Ended
	Growth	December 31,		Growth	December 31,
	Rates	2004	2003	Rates	2004	2003

Operating Statistic

Contract value (1) (at period end)	29.4%	$294,949	$227,913

Financial Highlights
Revenues	31.1%	$77,123	$58,831	33.5%	$280,724	$210,211
Cost of services		25,801	19,594		91,285	70,974

Gross profit		51,322	39,237		189,439	139,237

Member relations and marketing		20,359	15,574		75,460	55,301
General and administrative		6,833	5,843		31,130	21,632
Depreciation		1,477	1,672		6,782	5,764
Non-cash lease restructuring costs		—	—		5,210	—
Stock option and related expenses		—	1		408	114

Income from operations	40.3%	22,653	16,147	24.9%	70,449	56,426

Other income, net		2,800	1,989		9,936	7,569

Income before provision for income taxes		25,453	18,136		80,385	63,995
Provision for income taxes		8,464	5,784		26,729	28,307

Net income	37.5%	$16,989	$12,352	50.3%	$53,656	$35,688

Basic earnings per share		$0.44	$0.33		$1.40	$0.96
Diluted earnings per share	31.3%	$0.42	$0.32	44.1%	$1.34	$0.93

Weighted average shares outstanding
Basic		38,967	37,280		38,344	37,296
Diluted		40,582	38,993		39,925	38,577

Pro forma income from operations	40.3%	$22,653	$16,147	34.1%	$75,659	$56,426
Pro forma net income	37.5%	$16,989	$12,352	30.2%	$57,134	$43,880
Pro forma diluted earnings per share	31.3%	$0.42	$0.32	25.4%	$1.43	$1.14

Percentages of Revenues
Gross profit		66.5%	66.7%		67.5%	66.2%
Member relations and marketing		26.4%	26.5%		26.9%	26.3%
General and administrative		8.9%	9.9%		11.1%	10.3%
Pro forma income from operations		29.4%	27.4%		27.0%	26.8%

(1)	We define “Contract value” as of the quarter-end as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement.

THE CORPORATE EXECUTIVE BOARD COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,
	2004	2003
Assets

Current assets:
Cash and cash equivalents	$113,996	$118,568
Marketable securities	50,292	11,859
Membership fees receivable, net	97,106	63,160
Deferred income taxes, net	26,121	30,972
Deferred incentive compensation	9,277	7,332
Prepaid expenses and other current assets	8,107	5,933

Total current assets	304,899	237,824

Deferred income taxes, net	3,466	6,701
Marketable securities	252,689	163,492
Property and equipment, net	17,397	15,465

Total assets	$578,451	$423,482

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and accrued liabilities	$17,450	$12,480
Accrued incentive compensation	18,213	11,072
Deferred revenues	205,494	154,844

Total current liabilities	241,157	178,396

Other liabilities	9,833	3,093

Total liabilities	250,990	181,489

Total stockholders’ equity	327,461	241,993

Total liabilities and stockholders’ equity	$578,451	$423,482

THE CORPORATE EXECUTIVE BOARD COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended December 31,
	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$53,656	$35,688
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	6,182	5,764
Loss on disposition of property and equipment	1,162	—
Deferred income taxes	24,373	27,171
Amortization of marketable securities premiums, net	2,777	2,185
Non-cash lease restructuring charge	5,210	—
Changes in operating assets and liabilities:
Membership fees receivable, net	(33,946)	(12,804)
Deferred incentive compensation	(1,945)	(2,358)
Prepaid expenses and other current assets	(1,865)	(2,265)
Accounts payable and accrued liabilities	4,894	730
Accrued incentive compensation	7,116	1,412
Deferred revenues	50,650	33,429
Other liabilities	1,178	493

Net cash flows provided by operating activities	119,442	89,445

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(9,002)	(6,313)
Purchase of marketable securities	(197,049)	(71,440)
Sales and maturities of marketable securities	62,865	46,104

Net cash flows used in investing activities	(143,186)	(31,649)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of common stock options	55,495	8,292
Proceeds from issuance of common stock under the employee stock purchase plan	931	754
Purchase of treasury shares	(25,687)	(19,620)
Payment of dividends	(11,567)	--
Reimbursement of common stock offering costs	225	175
Payment of common stock offering costs	(225)	(175)

Net cash flows provided by (used in) financing activities	19,172	(10,574)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,572)	47,222
Cash and cash equivalents, beginning of period	118,568	71,346

Cash and cash equivalents, end of period	$113,996	$118,568

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